Exhibit 99.1

Monday July 16, 1:45 pm Eastern Time

Press Release

SOURCE: Infu-Tech, Inc.

NASDAQ Delists Infu-Tech, Inc.

CARLSTADT, N.J., July 16 /PRNewswire/ -- Infu-Tech, Inc. (formerly Nasdaq:
INFU), a provider of infusion therapy and medical products, announced today that due to the net tangible assets falling below $2,000,000, the NADSAQ Qualifications Panel made the determination to delist Infu-Tech's securities from the NASDAQ Stock Market effective with the open of business on July 10, 2001.

The Company's securities are now quoted on the OTC Bulletin Board under the symbol INFU.OB.

Infu-Tech is accredited by the Joint Commission on Accreditation of Health Care Organizations (JCAHO) and the company's products and services are marketed in 27 states. The Company is a leading specialty pharmaceutical company pursuing wireless health commerce activities via its Smartmeds.com subsidiary.

Statements in this press release which are not historical, including management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the risk factors and other information set forth in the Company's filings with the securities and Exchange Commission. Actual results could differ materially form any forward-looking statements and may vary from management's expectations and cannot be guaranteed.

SOURCE: Infu-Tech, Inc.